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                                  EXHIBIT 23.2
                                AUDITOR'S CONSENT


We have issued our report dated August 17, 2001, accompanying the consolidated financial statements contained in the Registration Statement and Prospectus of Virtual Academics.com, Inc. and Subsidiaries for the two years ended June 30, 2001. We hereby consent to the inclusion of the aforementioned report in the Registration Statement and Prospectus of Virtual Academics.com, Inc. and Subsidiaries on Form SB-2 (No. 333-71564), and to the use of our name as it appears under the caption "Experts."


/s/  Grant Thornton LLP


Miami, Florida
October 31, 2001

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